Exhibit 99.1

TARGET


DULLES
EXECUTIVE
PLAZA



Inland American
® REAL ESTATE TRUST, INC.

INVESTMENT DIVERSIFICATION = Opportunities

2Q 2011 *Flash*Report

All Data as of June 30, 2011

PORTFOLIO SUMMARY

Total Assets.. $11.2 billion

Total Cash..$230 million

Total Distributions Since Inception.........$1.7 billion

Number of Properties (a)...................................981

Mortgage Loans to Total Assets.........................49%

Current Annualized Distribution Rate (b).........6.2%

(a) Owned directly or indirectly through joint ventures
(b) Yield based on $8.03 estimated share price or 5% on $10.00 share price

TOP TEN TENANTS

Tenant	% of Total Annualized Income
SunTrust Banks	8.6%
AT&T	6.9%
Citizens Banks	3.2%
Sanofi-Aventis	2.6%
United Healthcare Services	2.5%
C&S Wholesaler Grocers	2.3%
Atlas Cold Storage	2.0%
Stop-n-Shop	1.6%
Cornell Corrections	1.6%
Lockheed Martin Corp.	1.3%

75% of Top 10 Revenue Tenants are Rated Investment Grade

2011 COMPANY HIGHLIGHTS

- Largest non-traded REIT in a $70 billion industry, with over 185,000 stockholders.
- Retired, refinanced, or secured financing on $608 million in debt.

Debt Maturities *In millions*	As of 6/30/11	Weighted Aver Interest Rate	% of Total Assets
2011..........................	$302.0	4.10%	2.7%
2012..........................	$705.4	3.95%	6.3%
2013..........................	$1,081.1	4.78%	9.1%
2014..........................	$303.7	5.45%	2.7%
2015..........................	$460.1	5.44%	4.1%

- During 2011, declared distributions totaling $213.4 million or $0.50 per share on an annualized basis.
- Maintained strong occupancy rates throughout the portfolio:
  - **Retail – 93%**
  - **Office – 92%**
  - **Industrial – 90%**
  - **Lodging – 71%**
  - **Multi-Family – 92%**

REVENUE BREAKDOWN

In millions	YTD	% Change YTD 2010	% of YTD Total Rev
Retail................................	$193.8	10.6%	28.8%
Lodging.............................	$286.3	20.0%	42.5%
Office................................	$94.8	0.1%	14.1%
Industrial / Distribution..	$47.3	5.5%	7.0%
Multi-Family....................	$51.1	21.6%	7.6%
Total	**$673.2**	**13.1%**	

A Program Sponsored by
Inland Real Estate Investment Corporation

The Track Record Company™

TARGET
DULLES
EXECUTIVE
PLAZA

CORE PORTFOLIO ALLOCATION


Lodging
$2.8B
26%
Industrial
$1.1B
10%
Retail
$4.2B
38%
Office
$2.0B
18%
Multi-Family
$899M
8%

*Percentages shown are of Core Assets, which comprise 86% of Total Assets

RETAIL PROPERTY OVERVIEW

736 Properties · 22.0 Million Square Feet

- 79% of the portfolio is anchored by necessity-based retailers such as Kroger, Target and Albertsons
- YTD revenue up 10.6%, net operating income up 8.5% and base rent is up 0.7% over the same period in 2010

LODGING PROPERTY OVERVIEW

99 Properties · 15,564 Rooms

- YTD RevPAR up 7.6% from the same period in 2010
- The portfolio is 16% Full Service or Luxury properties, with the objective to grow that percentage over the next 12 months

OFFICE PROPERTY OVERVIEW

47 Properties · 10.6 Million Square Feet

- YTD net operating income up 0.5% over 2010 results for same period
- Average lease rollover rate for the next five years is 3.7%

INDUSTRIAL PROPERTY OVERVIEW

72 Properties · 15.8 Million Square Feet

- Average lease rollover rate for the next five years is 4.9%
- YTD revenue is up 5.5% and net operating income up 3.2% over 2010 results for the same period

MULTI-FAMILY PROPERTY OVERVIEW

27 Properties · 9,790 units

- YTD occupancy up 5% to 92%, revenue increased 21.6%, and net operating income increased 37% over 2010 results for same period

PROPERTY PROFILES

Office Portfolio

IDS Building – Minneapolis, MN



57-story centerpiece of Minneapolis skyline with over 2M SF

Lodging Portfolio – *New Property*

The Fairmont Dallas – Dallas, TX



Purchased August 1, 2011 for $69 million. 545 rooms and a total of 70,000 sf of meeting and banquet space.

Inland American
REAL ESTATE TRUST, INC.

CONTACT
Inland Customer Service
custserv@inland-investments.com
800.826.8228

The statements and certain other information contained herein, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," "probable," "committed," "achieve," and "focused," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license.

www.inlandamerican.com 800.826.8228